FIRST PV FUNDING CORPORATION,

           PUBLIC SERVICE COMPANY OF NEW MEXICO


                            and


                      CHEMICAL BANK,

                        as Trustee




                1995 SUPPLEMENTAL INDENTURE

               dated as of February 14, 1995

                            to

                COLLATERAL TRUST INDENTURE

               dated as of December 16, 1985





          Making Provision for Certain Amendments
            to the Indenture Which Shall Become
               Effective As Provided Herein






           PALO VERDE NUCLEAR GENERATING STATION

        1995 SUPPLEMENTAL INDENTURE dated as of February 14, 1995 among FIRST PV FUNDING CORPORATION, a Delaware corporation (the Company), PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (PNM), and CHEMICAL BANK, a New York banking corporation, as trustee (the Trustee).

        WHEREAS, the Company and PNM have heretofore executed and delivered to the Trustee an indenture dated as of December 16, 1985 (the Original Indenture) to provide for the issue from time to time of the Company's debentures, notes or other evidences of indebtedness to be issued in one or more series (the Securities);

        WHEREAS, Section 11.01 of the Original Indenture provides, among other things, that PNM, the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of Securities of any series as permitted by Sections 2.01 and 2.03 of the Original Indenture;

        WHEREAS, PNM and the Company heretofore executed and delivered the Series 1986A Bond Supplemental Indenture dated as of July 15, 1986 (the Series 1986A Supplement) to the Trustee, and the Company issued thereunder a series of Securities designated "Lease Obligation Bonds Series 1986A" (the 1986A Bonds) in the original aggregate principal amount of $253,677,000;

        WHEREAS, PNM and the Company heretofore executed and delivered the Series 1986B Bond Supplemental Indenture dated as of November 18, 1986 (the Series 1986B Supplement) to the Trustee, and the Company issued thereunder a series of Securities designated "Lease Obligation Bonds, Series 1986B" (the 1986B Bonds) in the original aggregate principal amount of $460,000,000;

        WHEREAS, on January 16, 1995 (after giving effect to the Sinking
Fund payments in respect of the 1986A Bonds and the 1986B Bonds scheduled to be made on such date) $201,922,000 of the Series 1986A Bonds and $413,011,000 of the Series 1986B Bonds were the only Securities Outstanding under the Original Indenture as heretofore supplemented and amended (the Original Indenture, as heretofore supplemented and amended and as amended by this 1995 Supplemental Indenture, being hereinafter called the Indenture);

        WHEREAS, Section 11.02 of the Original Indenture provides that the Company and the Trustee may, with the consent of PNM and the Holders of not less than a majority in principal amount of the Outstanding Securities, enter into an indenture supplemental to the Original Indenture for the purpose of changing the rights and obligations of the Holders of Securities and of PNM and the Company under the Indenture;

        WHEREAS, the Company desires to make the amendments to Article Six of the Indenture set forth in Section 1.01 of this 1995 Supplemental Indenture to be effective upon the delivery by the Company and PNM to the Trustee of Acts of the Holders of not less than a majority in principal amount of the Outstanding Securities consenting to this 1995 Supplemental Indenture;

        WHEREAS, the Company and PNM have determined that such amendments to Article Six of the Indenture are not within any of clauses (1) through (4) of the proviso to Section 11.02 of the Original Indenture;

        WHEREAS, all acts and things necessary to constitute these presents a valid and binding supplemental indenture and agreement according to its terms have been done and performed, and the execution of this 1995 Supplemental Indenture has in all respects been duly authorized, and the Company and PNM, in the exercise of legal right and power in them vested, execute this 1995 Supplemental Indenture; and

        WHEREAS, the conditions to the effectiveness specified in Section 1.02(a) thereto having not been satisfied, it is the intent of the parties that the 1995 Supplemental Indenture dated as of January 5, 1995 (the Prior 1995 Supplement) among the Company, PNM and the Trustee be superseded in its entirety by this 1995 Supplement:

        NOW, THEREFORE, THIS 1995 SUPPLEMENTAL INDENTURE WITNESSETH:

                        ARTICLE ONE

              AMENDMENT TO ORIGINAL INDENTURE
                       WITH CONSENT

        SECTION 1.01.  Optional Redemption in Certain Circumstances.

        (a) PNM has become the assignee of the Equity Investor in respect of the beneficial interests in two Lessors (each a "DBL Lessor"): (x) Owner Trustee No. 2 (as identified on Schedule 2 to each of the Series 1986A Supplement and the Series 1986B Supplement) and (y) Owner Trustee No. 6 (as identified on Schedule 2 to the Series 1986B Supplement). In the event that
(i) PNM shall have determined to cause a prepayment in whole or in part of the principal, interest and premium (if any) due in respect of the Pledged Lessor Notes issued under and secured by each Lease Indenture to which a DBL Lessor is party and (ii) PNM shall have determined that the provisions of this Section 1.01(a) shall be applicable to Securities held by a Consenting Holder (as defined in paragraph (c) of this Section 1.01), Securities (held by such Consenting Holder) of a tenor equivalent to, and in an aggregate principal amount up to the aggregate principal amount of, the Affected Bonds (as defined in paragraph (b) of this Section 1.01) with respect to such DBL Lessor may be redeemed at the option of the Company in accordance with the provisions relating to optional redemptions otherwise applicable to such Securities (in each case, as set forth in the Indenture and the Series Supplemental Indentures applicable to such Securities), except as such provisions have been changed by the provisions of this Section 1.01. This
Section 1.01 shall not be applicable to any Lessor other than a DBL Lessor.

        (b) With respect to each DBL Lessor and the Lease Indenture to which it is party, the term Affected Bonds shall have the meaning specified in the applicable subparagraph of this Section 1.01(b):

   (i) with respect to the Lease Indenture to which Owner Trustee No. 2 (as identified on Schedule 2 to each of the Series 1986A Supplement and the Series 1986B Supplement) is a party, Affected Bonds are: (1) 1986A Bonds with a Stated Maturity of principal of July 15, 1996 in a principal amount equal to the unamortized principal amount of such Owner Trustee's Non-Recourse Promissory Note, Fixed Rate Series (Due July 15, 1996) in the original principal amount of $12,496,000 (item 2(v) on Schedule 2 to the Series 1986A Supplement); (2) 1986A Bonds with a Stated Maturity of principal of January 15, 2014 in a principal amount equal to the unamortized principal amount of such Owner Trustee's Non-Recourse Promissory Note, Fixed Rate Series (Due January 15, 2013) in the original principal amount of $58,031,000 (item 2(vi) on Schedule 2 to the Series 1986A Supplement); and (3) 1986B Bonds with a Stated Maturity of principal of January 15, 2016 in a principal amount equal to the unamortized principal amount of such Owner Trustee's Non-Recourse Promissory Note, Releveraging Series (Due January 15, 2015) in the original principal amount of $2,456,000 (item 2(ii) on Schedule 2 to the Series 1986B Supplement); and

   (ii) with respect to the Lease Indenture to which Owner Trustee No. 6 (as identified on Schedule 2 to the Series 1986B Supplement) is a party, Affected Bonds are: (1) 1986B Bonds with a Stated Maturity of principal of January 15, 1997 in a principal amount equal to the unamortized principal amount of such Owner Trustee's Non-Recourse Promissory Note, Fixed Rate Series (Due January 15, 1997) in the original principal amount of $10,645,000 (item 2(xi) on Schedule 2 to the Series 1986B Supplement); and (2) 1986B Bonds with a Stated Maturity of principal of January 15, 2016 in a principal amount equal to the unamortized principal amount of such Owner Trustee's Non-Recourse Promissory Note, Fixed Rate Series (Due July 15, 2012) in the original principal amount of $60,598,000 (item 2(xii) on Schedule 2 to the Series 1986B Supplement).

        (c) Consenting Holder means (i) PNM, (ii) the Company or (iii) an Affiliate of PNM or any other Person who, with the written consent of PNM, shall have elected in writing to have all or any portion of the Securities held by such Person become subject to optional redemption in accordance with
Section 1.01(a).

        (d) With respect to an optional redemption of Securities pursuant to Section 1.01(a), upon delivery to the Trustee of an Officers' Certificate of PNM and the Company to the effect:


        (1) that PNM has become the assignee of the Equity Investor in respect of a DBL Lessor (such Officer's Certificate shall specifically identify (i) the Participation Agreement and owner trust agreement to which such Equity Investor is party and (ii) the Extension Letter, Lease Indenture (the Affected Indenture) and Lease executed in connection with the transaction contemplated by such Participation Agreement);

        (2) that PNM has determined to cause an optional prepayment, in whole or in part, of one or more Pledged Lessor
   Notes outstanding under the Affected Indenture on the date specified in such certificate;

        (3)(A) if all the Pledged Lessor Notes outstanding under an Affected Indenture are to be prepaid, that (i) there is identified on a schedule to such certificate (the Securities Schedule) particular Securities which are held by one or more Consenting Holders and (ii) the Securities so identified are of the series and Stated Maturities of principal and are of the requisite amounts so as to constitute all of the Affected Bonds with respect to the Affected Indenture; or

             (B) if less than all the Pledged Lessor Notes outstanding under an Affected Indenture are to be prepaid, that
   (i) there is identified on the Securities Schedule particular Securities which are held by one or more Consenting Holders, (ii) there is identified all Pledged Lessor Notes then outstanding under the Affected Indenture and the portion of the then outstanding principal amount of each such Pledged Lessor Note which is to be optionally prepaid and, (iii) after giving effect to the proposed optional redemption of Securities and the proposed prepayment of such Pledged Lessor Notes, the remaining Affected Bonds with respect to the Affected Indenture will correspond as to principal amount and interest rate to the remaining Pledged Lessor Notes outstanding under the Affected Indenture;

        (4) in the event that the Securities Schedule specifies one or more Consenting Holders which are not PNM or the Company, that accompanying such Securities Schedule is the irrevocable written election by each such Consenting Holder to make the identified Securities held by such Person (or specified portions thereof) subject to optional redemption pursuant to Section 1.01(a) of this 1995 Supplemental Indenture;

        (5) that PNM has determined that Section 1.01(a) shall be applicable to the Securities identified on the Securities
   Schedule;

        (6) that the Company has determined to effect an optional redemption of Securities in the amounts, series and Stated Maturities of principal specified in such certificate (which amounts, series and Stated Maturities of principal shall be equal, in the aggregate, to the amounts, series and Stated Maturities of principal of Securities specified on the Securities Schedule);

        (7) the date on which (i) the Pledged Lessor Notes are to be prepaid as contemplated by this Section 1.01(d) and (ii) the optional redemption contemplated by Section 1.01(a) shall occur (both such dates shall be the same);

        (8) that (i) there is no Event of Default under the Indenture, (ii) neither PNM nor the Company has received a "Notice of Default" in respect of the Indenture and (iii) neither PNM nor the Company has knowledge of an "Indenture Event of Default" under any Lease Indenture; and

        (9) that accompanying such Officers' Certificate is the Company Request contemplated by Section 7.01(c) of the Indenture (in the event that the Securities identified on the Securities
   Schedule include 1986A Bonds), Section 1.04(d) of the Series 1986B Supplement (in the event that the Securities identified on the Securities Schedule include 1986B Bonds) and any comparable provision of any subsequent Series Supplemental Indenture;

Securities in the amounts, series and Stated Maturities of principal specified in such certificate (as contemplated by clause (6) of this Section 1.01(d)) held by PNM, the Company or one or more other Consenting Holders (as identified on the applicable Securities Schedule) shall be redeemed on the Redemption Date specified in such certificate; provided, that the Trustee shall have received aggregate proceeds from the prepayment of the Pledged Lessor Notes in question (including premium (if any) and accrued interest thereon through the date of prepayment) sufficient to pay the aggregate Redemption Price of the Securities to be redeemed (including, but without limitation, any premium payable as provided in the applicable Series Supplemental Indenture upon a redemption at the option of the Company).
Section 6.02 of the Indenture to the contrary notwithstanding, the particular Securities of a series and Stated Maturity of principal to be redeemed shall be the Securities of such series and Stated Maturity of principal as are specified on the Securities Schedule to the Officers' Certificate described in this Section 1.01(d).

        (e) Section 6.03 of the Original Indenture shall not be applicable to optional redemptions pursuant to this Section 1.01.

        (f) Section 6.04 of the Original Indenture to the contrary notwithstanding, deposits of redemption monies in respect of optional redemptions pursuant to Section 1.01(a) may be made on the Redemption Date.

        (g) Anything in clause (ii), (iii) or (iv) in Section 5.08 of the Indenture to the contrary notwithstanding, the Company may act as a Consenting Holder and, in connection therewith, enter into transactions (including, but without limitation, tender offers and other Securities purchases) which, in the judgment of the Company (as evidenced by a Board Resolution), are appropriate to facilitate an optional redemption pursuant to this Section 1.01, provided such transactions, either singly or in the aggregate, do not materially adversely affect the interests of Holders of the Securities. There shall be excluded from the Pledged Property and the Lien of the Indenture (i) any moneys or other property advanced or provided to the Company which shall not otherwise constitute Pledged Property and (ii) any moneys received by the Company in payment of the Redemption Price of Securities in respect of which the Company is Holder.

        (h) Anything in Section 3.03 of the Indenture to the contrary notwithstanding, the Trustee is authorized and directed (without necessity for directions from, consent of or other action by Securityholders) to vote the Pledged Lessor Notes issued under a Lease Indenture (i) in order to amend such Lease Indenture to shorten or eliminate the period of prior notice for prepayments of such Pledged Lessor Notes and to make such notice conditional on receipt of sufficient funds to make such prepayment and (ii) as required to implement or make effective the Trustee's consent pursuant to Section 5.09 to any change in any Principal Instrument which may be given by the Trustee without the consent of the Holders of any Outstanding Securities.

        SECTION 1.02.  Effectiveness.

        (a) The amendments to the Original Indenture specified in Section
1.01 shall become effective for all purposes of the Indenture upon (1) the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act or Acts of said Holders delivered to the Company and the Trustee and (2) receipt by the Trustee of an Opinion of Counsel to the effect that, assuming the due authorization, execution and delivery thereof, such Act or Acts are valid and effective for all purposes of this Indenture, the laws of the State of New York and Federal law.

        (b) Upon the effectiveness of the amendments to the Original Indenture specified in Section 1.01, the Original Indenture shall, as provided in Section 11.05 thereof, be modified accordingly and such amendments shall form a part of the Indenture for all purposes and every Holder of Securities shall be bound thereby.

                        ARTICLE TWO

                       MISCELLANEOUS

        SECTION 2.01.  Execution as Supplemental Indenture; Definitions;
etc.

        (a) This 1995 Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this 1995 Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms herein is in accordance with the definitions contained in the Original Indenture.

        (b) The Prior 1995 Supplement is hereby cancelled and nullified and shall have no further force or effect.


        SECTION 2.02.  Responsibility for Recitals, etc.

        The recitals contained herein shall be taken as the statements of the Company and PNM, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this 1995 Supplemental Indenture.

        SECTION 2.03.  Provisions Binding on Successors.

        All the covenants, stipulations, promises and agreements in this 1995 Supplemental Indenture contained by or on behalf of the Company or PNM shall bind its successors and assigns, whether so expressed or not.

        SECTION 2.04.  New York Contract.

        This 1995 Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said state.


        SECTION 2.05.  Counterparts.

        This 1995 Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

        SECTION 2.06.  Certain Ministerial Provisions Relating to
Optional Redemptions under Section 1.01 of the 1995 Supplemental Indenture.

        (a) Where any Consenting Holder shall be the transferee of any Securities, Chemical Bank, as Security Registrar, acknowledges that it shall use its best efforts to register the transfer(s) in question during the period through and including any Redemption Date selected in accordance with
Section 1.01 of this 1995 Supplemental Indenture, provided that such transfer within such period is reasonably practicable.

        (b) The Trustee agrees that, in connection with a Redemption Date selected in accordance with Section 1.01 of this 1995 Supplemental Indenture, notice pursuant to Section 6.01 of the Original Indenture may be delivered by the Company on the Redemption Date in question (provided that all Securities specified in the Officers' Certificate delivered pursuant to Section 1.01 shall have been registered in the name of a Consenting Holder).

        (c) In the event that (i) the Securities designated in a Securities Schedule accompanying an Officers' Certificate delivered pursuant to Section 1.01 (a Section 1.01 Certificate) are registered in the name of a security depositary, a clearing corporation or agency or nominee and (ii) a Responsible Officer of the Trustee has knowledge that the Holder in question customarily acts only as a security depositary, a clearing corporation or agency or nominee, then the Trustee may accept such Section 1.01 Certificate with such modifications thereto (including, but without limitation, being accompanied by a security position listing from such depositary, clearing corporation, agency or nominee) as may be appropriate, in PNM's judgment, to reflect the circumstances of the manner in which a Consenting Holder holds beneficial (but not record) ownership of the Securities in question; provided, however, that, if the Trustee determines that a proposed modification affects any interest, right, duty, immunity and indemnity in favor of the Trustee under the Indenture, the Trustee may in its discretion decline to accept such modifications.

        IN WITNESS WHEREOF, the Company, PNM and the Trustee have caused this 1995 Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, as of the date and year first above written.

                               FIRST PV FUNDING CORPORATION

[CORPORATE SEAL]

                               By
                               ------------------------------
                                        M.A. Ferrucci
                                          President

Attest:

- -----------------------
Assistant Secretary

                               PUBLIC SERVICE COMPANY
                                 OF NEW MEXICO

[CORPORATE SEAL]

                               By
                               ------------------------------
                                     Mitchell J. Marzec
                                          Treasurer

Attest:

- ----------------------
Assistant Secretary

                               CHEMICAL BANK,
                                 as Trustee

[CORPORATE SEAL]

                                       By
                                       ----------------------------
                                                    T.J. Foley
                                                  Vice President

Attest:

- ----------------------
Senior Trust Officer
STATE OF DELAWARE )
                        ) :  ss.:
COUNTY OF NEW CASTLE    )

            On this     day of March, 1995, before me personally came M.A.
Ferrucci, to me known, who, being by me duly sworn, did depose and say that he resides at Wilmington, Delaware; that he is the President of FIRST PV FUNDING CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]
                  ---------------------------
STATE OF NEW MEXICO     )
                        ) :  ss.:
COUNTY OF BERNALILLO    )

            On this     day of March, 1995 before me personally came M.J.
Marzec, to me known, who, being by me duly sworn, did depose and say that he resides at Albuquerque, New Mexico; that he is the Treasurer of PUBLIC SERVICE COMPANY OF NEW MEXICO, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]
                  --------------------------
STATE OF NEW YORK )
                        )  :  ss.:
COUNTY OF NEW YORK      )

            On this     day of March, 1995, before me personally came T. J.
Foley, to me known, who, being by me duly sworn, did depose and say that he resides at Bethpage, New York; that he is, a Vice President of CHEMICAL BANK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]
                  ------------------------